HARNEYS

Harney Westwood & Riegels
Craigmuir Chambers
PO Box 71, Road Town
Tortola VG1110, British Virgin Islands
Tel: +1 284 494 2233
Fax: +1 284 494 3547

13 April 2017

fergal.mcloughlin@harneys.com
+1 284 852 2558
039146.0004

China Internet Nationwide Financial Services Inc.
Dongsanhuan Middle Road
#1 Building Unit 1 Room 1501 Unit 13-14
Chaoyang District, Beijing, People's Republic of China 100020

Dear Sirs

China Internet Nationwide Financial Services Inc. Company No 1891111 (the *Company*)

We are lawyers qualified to practise in the British Virgin Islands and have acted as British Virgin Islands legal advisers to the Company in connection with the Company's registration statement on Form F-1 and accompanying prospectus filed with the Securities and Exchange Commission (the ***Commission***) under the United States Securities Act of 1933, as amended (the ***Securities Act***)(the ***Registration Statement***), relating to the offering by the Company of certain shares in the Company of par value US$0.001 per share (the ***Shares***).

We are furnishing this opinion as Exhibit 5.1 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Corporate Documents (as defined in Schedule 1). We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion we have relied upon the assumptions set out in Schedule 2 which we have not verified.

Based solely upon the foregoing examinations and assumptions and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the British Virgin Islands:

1 **Existence and Good Standing.** The Companies (as defined in Schedule 1) are companies duly incorporated with limited liability under the BVI Business Companies Act, 2004 (as amended), and are validly existing and in good standing under the laws of the British Virgin Islands. They are separate legal entities and subject to suit in their own name.

2 **Valid Issuance of Shares.** The Shares to be sold and issued as contemplated by the Registration Statement have been duly authorised and, when issued and paid for in accordance with the

Registration Statement and the Resolutions, will be validly issued, fully paid and non-assessable (meaning that no further sums will be payable with respect them). Shares in the Company are deemed to be issued when the name of the shareholder is entered in the register of members of the Company.

3 **British Virgin Islands Law.** The statements in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of British Virgin Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the British Virgin Islands as they are in force and applied by the British Virgin Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the headings "Enforceability of Civil Liabilities", "Taxation" and "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Securities Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

This opinion may be used only in connection with the offer and sale of the Shares while the Registration Statement is effective.

Yours faithfully

Harney Westwood & Riegels

Harney Westwood & Riegels

SCHEDULE 1

List of Documents and Records Examined

1 a copy of the Certificate of Incorporation and Memorandum and Articles of Association of each of the Company, Jianxin Management Limited, Alain Investment Holdings Limited, Kafung Management Limited, Xingrong Investment Limited, and Yukkwan Investment Limited (together the ***Companies***) obtained from the Registry of Corporate Affairs on 12 April 2017;

2 the records and information certified by Start Incorp Services Limited, the registered agent of the Company and Jianxin Management Limited, on 11 April 2017 and 15 March 2017 respectively of the statutory documents and records maintained by the Company and Jianxin Management Limited at their registered office (the ***Registered Agent's Certificates***);

3 the register of members of (respectively) Alain Investment Holdings Limited, Kafung Management Limited, Xingrong Investment Limited, and Yukkwan Investment Limited certified by Start Incorp Services Limited, the registered agent of these companies, on 24 March 2017;

4 the public records of the Companies on file and available for inspection at the Registry of Corporate Affairs, Road Town, Tortola, British Virgin Islands on 12 April 2017;

5 the records of proceedings of the Companies on file with, and available for inspection on 12 April 2017 at the High Court of Justice, British Virgin Islands;

6 a copy of the unanimous written resolutions of the board of directors of the Company dated 12 April 2017 approving the filing of the Registration Statement and authorising issue of the Shares (the ***Resolutions***); and

7 pages 11, 12, 14, 15, 38, 48, 49, 54, 58 – 61 (inclusive), 104, 113, 116, 120 – 133 (inclusive), 135, 136 and 144 of the Registration Statement (which term shall include the prospectus forming part of the Registration Statement),

(1 - 7 above are the ***Corporate Documents***).

SCHEDULE 2

Assumptions

1 **Directors.** The board of directors of the Company considers the issuance of the Shares in accordance with the Registration Statement to be in the best interests of the Company and no director has a financial interest in or other relationship to a party or the transactions contemplated by the Registration Statement which has not been properly disclosed in the Resolutions.

2 **Authenticity of Documents.** All original Corporate Documents are authentic, all signatures, initials and seals are genuine, all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

3 **Corporate Documents.** All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete, and the information recorded in the Registered Agent's Certificates was accurate as at the date of the passing of the Resolutions.

4 **No Steps to Wind-up**. The directors and shareholders of the Company have not taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company's property or assets.

5 **Resolutions.** The Resolutions remain in full force and effect.

6 **Unseen Documents.** Save for the Corporate Documents provided to us there are no resolutions, agreements, documents or arrangements which materially affect, amend or vary the transactions envisaged in the Registration Statement.

SCHEDULE 3

Qualifications

1 **Public Records.** Records reviewed by us may not be complete for various reasons. In particular you should note that:

(a) in special circumstances the court may order the sealing of the court record, which would mean that a record of the court action would not appear on the High Court register;

(b) failure to file notice of appointment of a receiver with the Registry of Corporate Affairs does not invalidate the receivership but merely gives rise to penalties on the part of the receiver;

(c) a liquidator of a British Virgin Islands company has 14 days after their appointment within which they must file notice of their appointment at the Registry of Corporate Affairs; and

(d) although amendments to the Memorandum and Articles of Association of a company are normally effective from the date of registration with the Registry of Corporate Affairs, it is possible for a British Virgin Islands court to order that they be treated as being effective from an earlier date, and searches would not reveal the amendments until the court order was subsequently filed,

and accordingly our searches would not indicate such issues.

2 **Foreign Statutes.** We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3 **Amendment.** A British Virgin Islands court would not treat as definitive a statement in a contract that it could only be amended or waived in writing but would be able to consider all the facts of the case particularly where consideration had passed to determine whether a verbal amendment or waiver had been effected and if it found that it had such verbal amendment or waiver would be deemed to have also amended the stated requirement for a written agreement.

4 **Good Standing.** To maintain the Companies in good standing under the laws of the British Virgin Islands, annual licence fees must be paid to the Registrar of Corporate Affairs.

5 **Conflict of Laws.** An expression of an opinion on a matter of British Virgin Islands law in relation to a particular issue in this opinion should not necessarily be construed to imply that the British Virgin Islands courts would treat British Virgin Islands law as the proper law to determine that issue under its conflict of laws rules.

6 **Sanctions.** The obligations of the Companies may be subject to restrictions pursuant to United Nations and European Union sanctions as implemented under the laws of the British Virgin Islands.